SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2002

STATIA TERMINALS GROUP N.V.
(Exact name of registrant as specified in its charter)

Netherlands Antilles (State or other jurisdiction of incorporation or organization)	0-25821 (Commission File Number)	52-2003016 (I.R.S. Employer Identification No.)

C/O Covenant Managers
Werfstraat 6, Willemstad
Curacao, Netherlands Antilles

(Address of principal executive offices)

Registrant’s telephone number, including area code: (011) 599-31-82300

Tumbledown Dick Bay
St. Eustatius, Netherlands Antilles

(Former name or former address, if changed since last report.)

Statia Terminals Group N.V.

Current Report On Form 8-K

Item 5. Other Events.

     A special general meeting of the shareholders of Statia Terminals Group N.V. was held on February 22, 2002. At the meeting, our shareholders voted:

Item 1.	To adopt amendments to our articles of incorporation pursuant to which, in the event that we sell all or substantially all of our assets, we will distribute (i) in the following order of priority, $18.00 per share to our class A common shareholders, $16.40 per share to our class B subordinated shareholder and an initial distribution of the remaining cash to our class C shareholder, and (ii) after payment of our liabilities and following our liquidation, any remaining cash to our class C shareholder. If the amount to be received by our class C shareholder pursuant to the sale, as determined on the date of closing of the sale, would exceed 5% of the total amount to be distributed to our shareholders following the closing of the sale, the excess shall be distributed 66% to our class A common shareholders and 34% to our class B subordinated shareholder.

Item 2.	To (i) approve the sale of substantially all of our assets, consisting of all of the outstanding capital stock of our three subsidiaries, Statia Terminals International N.V., Statia Technology, Inc. and Statia Marine, Inc. to Kaneb Pipe Line Operating Partnership, L.P., followed by a distribution to our shareholders of substantially all of the proceeds of the sale in accordance with our articles of incorporation, as amended, (ii) adopt our dissolution and liquidation to occur on the day following the distribution referred to in (i) and distribute our remaining assets to our shareholders in accordance with our articles of incorporation, as amended, and (iii) appoint our board of directors as our liquidator and custodian of our corporate documents following our liquidation.

     Following are the results of the voting for items 1 and 2 given in number of shares:

	FOR	AGAINST	ABSTAIN

Item 1.	7,228,017	281,410	19,977

Item 2.	7,233,662	270,197	25,545

     We issued a press release on February 22, 2002, announcing the results of the special meeting of shareholders. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     The exhibits to this report are listed in the Exhibit Index on page 4.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statia Terminals Group N.V. (Registrant)

By /s/ Thomas M. Thompson, Jr.

Thomas M. Thompson, Jr. Vice President

By /s/ James F. Brenner

James F. Brenner Vice President and Treasurer

Dated: February 22, 2002

Statia Terminals Group N.V.

Current Report On Form 8-K

Exhibit Index

Exhibit No	Description

99.1	Press Release dated February 22, 2002

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